NOTICE TO U.S. HOLDERS

This exchange offer is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases

UNIBANCO – UNIÃO DE BANCOS BRASILEIROS S.A.

UNIBANCO HOLDINGS S.A.

BANCO ITAÚ HOLDING FINANCEIRA S.A.

BANCO ITAÚ S.A.

E. JOHNSTON REPRESENTAÇÃO E PARTICIPAÇÕES S.A.

EVALUATION REPORT ON THE CALCULATION OF THE RATIO OF
EXCHANGE FOR PREFERRED SHARES BASED ON THE 45 TRADING
SESSIONS HELD IN THE PERIOD FROM SEPTEMBER 1 TO OCTOBER 31, 2008

BDO International is a worldwide network of audit firms named BDO member-firms, existing in 111 countries and comprising 626 firms. Each member-firm is an independent legal entity in its own country. BDO Trevisan has been a member-firm of the BDO International network since 2004.

Letterhead of BDO Trevisan Auditores Independentes.

EVALUATION REPORT ON THE CALCULATION OF THE RATIO OF EXCHANGE FOR PREFERRED SHARES BASED ON THE 45 TRADING SESSIONS HELD IN THE PERIOD FROM SEPTEMBER 1 TO OCTOBER 31, 2008

To

Unibanco – União de Bancos Brasileiros S.A.

Unibanco Holdings S.A.

Banco Itaú Holding Financeira S.A.

Banco Itaú S.A.

E. Johnston Representação e Participações S.A.

São Paulo, State of São Paulo

BDO TREVISAN Auditores Independentes, a civil company based in the City of São Paulo, at Rua Bela Cintra, 952, 3rd floor, registered with the Regional Accounting Council (CRC) of the State of São Paulo under No. 2SP 013.439/O -5, enrolled with the National Corporate Taxpayers Register under No. 52.803.244/0001 -06, with its Articles of Association registered with the 4th Registry of Deeds and Documents of São Paulo, State of São Paulo, on August 4, 1983, and subsequent amendments thereto registered with the same registry office, herein represented by the undersigned partner Orlando Octávio de Freitas Júnior, accountant, CRC No. 1SP178871/O-4.

The undersigned has been appointed by legal representatives of UNIBANCO – UNIÃO DE BANCOS BRASILEIROS S.A., hereinafter simply “Unibanco”, with its principal place of business in the City of São Paulo, State of São Paulo, duly enrolled with the National Corporate Taxpayers Register under CNPJ No. 33.700.394/0001 -40, of Unibanco Holdings S.A., hereinafter simply “Unibanco Holdings”, with its principal place of business in the City of São Paulo, State of São Paulo, duly enrolled with the National Corporate Taxpayers Register under CNPJ No. 00.022.034/0001 -87, and Banco Itaú Holding Financeira S.A., hereinafter simply “Banco Itaú”, with its principal place of business in the City of São Paulo, State of São Paulo, duly registered with the National Corporate Taxpayers Register under CNPJ No. 60.872.504/0001 -23, in order to draw up an evaluation report on the calculation of the ratio of exchange for preferred shares of Unibanco and Unibanco Holdings with regard to Banco Itaú’s preferred shares for the purposes of a merger of shares into a publicly-held company to operate under the name of Itaú Unibanco Holdings S.A., as described in the notice to the market (Press Release) dated November 3, 2008, hereby submits its evaluation report:

1. PURPOSE

The purpose of the work was the issuance of a report resulting from our evaluation with regard to the consistency of the calculation carried out by the management of the aforementioned companies in order to define the ratio of exchange for their preferred shares in light of the corporate restructuring process set forth in the Press Release dated November 3, 2008.

2. BASIS AND CRITERIA FOR THE EVALUATION

According to the Press Release and the documents submitted by the management of the companies, the calculation of the ratio of exchange was carried out by using the following premises:

• Historical series of forty-five (45) trading sessions on the São Paulo Stock Exchange (Bovespa) in the period from September 1 to October 31, 2008.

• Quantity and financial volumes traded in the foregoing period for the UBBR11 (Unit Unibanco) and ITAU4 (PN Banco Itaú) securities. The data taken into account reflects business transacted on the Bovespa until the closing of the daytime trading session , that is, business transacted on the After-Market was not computed.

• Average prices of the UBBR11 and ITAU4 securities were determined by dividing the total financial volume by the total number of securities traded on the 45 trading sessions.

• Parity between the average price quote for ITAU4 against UBBR11 taking into account the period of 45 trading sessions for the definition of the number of UBBR11 for one (1) ITAU4.

• For the calculation of parity, the average price quote for UBBR11 was divided by two (2), bearing in mind that, pursuant to article 7 of the Unibanco By-laws, this security corresponds to one “Share Deposit Certificate” or “Unit” representing one (1) Unibanco preferred share and one (1) Unibanco Holdings preferred share, concomitantly.

Our examinations were based on the above criteria and premises and consisted of:

• Validating the number of securities (UBBR11 and ITAU4) and the respective financial volumes traded in the period from September 1 to October 31, 2008, based on the data available on the market.

• Validating the results of the determination of the average market prices of the securities.

• Validating the parity between the average market price quotes of the securities.

2.1. CALCULATION CHART FOR THE AVERAGE MARKET PRICES

Below we present the calculation chart for the average market prices of UBBR11 and ITAU4 for the 45 trading sessions:

UBBR11				ITAU4
Trading Session	Date	Number of Securities	Volume (R$)	Date	Number of Securities	Volume (R$)
45	Sep 1, 08	1,376,600	26,452,044	Sep 1, 08	1,092,400	33,433,818
44	Sep 2, 08	4,022,600	78,728,198	Sep 2, 08	2,995,000	93,341,953
43	Sep 3, 08	4,475,400	86,447,081	Sep 3, 08	3,456,700	107,625,107
42	Sep 4, 08	4,197,000	78,712,961	Sep 4, 08	3,865,800	117,853,922
41	Sep 5, 08	4,029,700	73,931,503	Sep 5, 08	3,401,000	102,093,831
40	Sep 8, 08	5,304,700	101,713,900	Sep 8, 08	4,474,800	139,996,241
39	Sep 9, 08	4,833,000	89,166,927	Sep 9, 08	4,117,900	125,362,182
38	Sep 10, 08	6,098,500	110,931,686	Sep 10, 08	4,072,400	122,686,790
37	Sep 11, 08	4,729,600	86,804,818	Sep 11, 08	3,969,200	119,368,687
36	Sep 12, 08	5,831,500	111,674,791	Sep 12, 08	4,812,200	148,210,859
35	Sep 15, 08	7,141,700	130,245,888	Sep 15, 08	5,078,800	148,211,142
34	Sep 16, 08	8,520,800	150,007,962	Sep 16, 08	6,062,400	173,273,771
33	Sep 17, 08	10,310,000	175,016,159	Sep 17, 08	7,155,500	199,189,100
32	Sep 18, 08	7,391,400	130,597,456	Sep 18, 08	7,684,300	222,185,505
31	Sep 19, 08	9,790,600	197,456,656	Sep 19, 08	9,491,500	300,641,647
30	Sep 22, 08	4,647,400	92,030,848	Sep 22, 08	5,143,700	160,945,338
29	Sep 23, 08	6,609,400	127,722,376	Sep 23, 08	5,050,000	153,418,328
28	Sep 24, 08	4,718,600	88,420,588	Sep 24, 08	3,872,900	116,571,998
27	Sep 25, 08	5,430,200	104,334,475	Sep 25, 08	4,331,800	133,368,394
26	Sep 26, 08	3,856,900	74,499,223	Sep 26, 08	4,692,400	143,051,128
25	Sep 29, 08	7,381,300	132,321,290	Sep 29, 08	5,072,700	147,270,981
24	Sep 30, 08	6,105,600	112,994,326	Sep 30, 08	6,776,600	206,729,463

23	Oct 1, 08	4,721,700	89,156,162	Oct 1, 08	5,421,400	170,597,970
22	Oct 2, 08	5,318,900	95,438,225	Oct 2, 08	4,327,600	130,528,952
21	Oct 3, 08	8,508,800	148,415,770	Oct 3, 08	6,426,200	189,050,090
20	Oct 6, 08	7,113,800	103,304,942	Oct 6, 08	8,438,500	209,993,855
19	Oct 7, 08	6,110,600	93,849,672	Oct 7, 08	6,194,700	160,486,403
18	Oct 8, 08	8,926,900	142,240,886	Oct 8, 08	12,429,000	324,025,458
17	Oct 9, 08	6,108,900	92,541,473	Oct 9, 08	8,068,100	204,107,282
16	Oct 10, 08	8,535,500	111,508,811	Oct 10, 08	9,961,100	224,487,745
15	Oct 13, 08	6,521,800	100,479,583	Oct 13, 08	8,322,100	219,783,049
14	Oct 14, 08	7,967,900	133,409,796	Oct 14, 08	8,053,200	234,537,194
13	Oct 15, 08	8,593,500	126,959,878	Oct 15, 08	6,817,500	180,268,052
12	Oct 16, 08	8,522,100	112,319,972	Oct 16, 08	8,603,700	206,895,661
11	Oct 17, 08	9,020,100	122,095,707	Oct 17, 08	7,667,500	185,722,679
10	Oct 20, 08	7,037,600	98,083,601	Oct 20, 08	6,254,200	151,557,559
9	Oct 21, 08	5,631,400	82,382,043	Oct 21, 08	5,782,100	141,160,062
8	Oct 22, 08	6,354,200	83,630,570	Oct 22, 08	7,066,600	159,430,760
7	Oct 23, 08	10,681,400	123,550,899	Oct 23, 08	8,649,200	173,812,652
6	Oct 24, 08	43,890,600	438,861,907	Oct 24, 08	8,539,600	150,718,320
5	Oct 27, 08	15,947,000	166,308,566	Oct 27, 08	7,293,300	131,185,415
4	Oct 28, 08	11,006,400	121,657,522	Oct 28, 08	11,562,200	218,688,810
3	Oct 29, 08	10,713,700	127,245,014	Oct 29, 08	8,045,600	166,298,663
2	Oct 30, 08	12,111,300	159,020,452	Oct 30, 08	8,622,000	199,865,962
1	Oct 31, 08	5,452,200	73,656,358	Oct 31, 08	7,576,700	179,340,025
Total		351,598,800	5,306,328,965		286,792,100	7,527,374,803
Average price (R$)		15.09			26.25

2.2. CALCULATION STATEMENT FOR THE RATIO OF EXCHANGE OF SHARES

The ratio of exchange between the preferred shares of Unibanco and Unibanco Holdings for each preferred share of Banco Itaú is 3.4782. Such ratio is the result of the division of the average market price of the ITAU4 share (R$26.25) by half the average market price of the UBBR11 share (R$7.55= R$15.09/2) .

The reason for the application of half of the market price of the UBBR11 share in order to determine the ratio of exchange is that, as mentioned in item 2 above, it is a “Unit” representing one (1) preferred share of Unibanco and one (1) preferred share of Unibanco Holdings concomitantly.

3. RESULT OF THE APPRAISAL AT MARKET PRICE

Based on the work carried out, according to item 2, the ratio of exchange of preferred shares of Unibanco and Unibanco Holdings with regard to Banco Itaú is 3.4782 for 1 and is in conformity with the data disclosed in the Press Release dated November 3, 2008.

As informed by the management of Unibanco and Unibanco Holdings shown below, the number of preferred shares that will be covered by the exchange is 2,136,439,589. Based on such information and on the average market price (R$7.55) mentioned in item 2.2 above, the financial amount that will result from the exchange of shares will be R$16.1 billion:

Institution/Type of share	Number of shares
Unibanco Holdings
PN in the form of Units	1,041,082,698
PN	4
Subtotal	1,041,082,702
Unibanco
PN in the form of Units	1,041,082,698
PN	54,274,189
Subtotal	1,095,356,887
Total number of Unibanco andUnibanco Holdings preferred shares covered by the exchange	2,136,439,589

4. FINAL REMARKS

a. In accordance with the professional rules established by the Federal Accounting Council, we are not aware of any direct or indirect conflict of interests or any other relevant circumstances representing conflicts of interests regarding the services provided by us and that have been described above.

b. We are not aware of any kind of action of the controlling company or manager of the aforementioned institutions aimed at directing, limiting, hindering or performing any acts that have or may have compromised the access to and the use or knowledge of: information, assets, documents or work methodologies that are relevant to the quality of the foregoing conclusions.

São Paulo, November 10, 2008

(sgd)

Orlando Octávio de Freitas Junior
Accounting partner
CRC 1SP178871/O-4
BDO Trevisan Auditores Independentes
CRC 2SP013439/O-5